UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

February 25, 2025

GT Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation)

1-40023	94-1620407
(Commission File Number)	(IRS Employer Identification No.)

N/A1

(Address of Principal Executive Offices and zip code)

(415)-919-4040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Series	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	GTBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1Effective as of July 1, 2024, the Company became a fully remote company. We do not maintain a principal executive office. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to the Company’s principal executive offices may be directed to 315 Montgomery Street, 10th Floor, San Francisco, California 94104, or by email to auditcommittee@gtbiopharma.com.

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Inducement

On February 25, 2025, GT Biopharma, Inc. (the “Company”) entered into warrant exercise inducement offer letter agreements (each an “Inducement Letter” and together, the “Inducement Letters”) with certain holders (each a “Holder” and collectively, the “Holders”) of existing warrants to purchase the Company’s common stock, par value $0.001 per share (the “Common Stock”), exercisable for an aggregate of 302,069 shares of Common Stock (collectively, the “Existing Warrants”), pursuant to which the Holders agreed to exercise their Existing Warrants at a reduced exercise price of $2.27 per share (which includes $0.125 per Inducement Warrant (as defined below) (the “Reduced Exercise Price”)), in exchange for the Company’s agreement to issue new Series A Inducement Warrants to purchase shares of Common Stock and Series B Inducement Warrants to purchase shares of Common Stock (collectively, the “Inducement Warrants”) as described below. The reduction of the exercise price of the Existing Warrants and the issuance of the Inducement Warrants was structured as an at-market transaction under Nasdaq rules.

The shares of Common Stock issuable upon exercise of the Existing Warrants are registered for resale pursuant to a registration statement on Form S-1 (File No. 333-280326), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 28, 2024.

In consideration for the immediate exercise of the Existing Warrants for cash at the Reduced Exercise Price, the Holders received one Series A Inducement Warrant and one Series B Inducement Warrant for each Existing Warrant exercised. The Inducement Warrants will be exercisable for an aggregate of up to 604,138 shares of Common Stock (the “Inducement Warrant Shares”), at an exercise price of $2.02 per share. The Inducement Warrants will only be exercisable for cash, except in limited circumstances. A Holder may not exercise the Inducement Warrants if the Holder, together with its affiliates, would beneficially own more than a specified percentage of the outstanding Common Stock (4.99% or 9.99% as applicable), immediately after giving effect to such exercise, which may be increased or decreased at the Holders’ option (not to exceed 9.99%), effective after providing written notice to the Company.

The Series A Inducement Warrants, representing warrants to purchase up to 302,069 shares of Common Stock will be exercisable immediately upon issuance and have a term of five years from the date of issuance. The Series B Inducement Warrants, representing warrants to purchase up to 302,069 shares of Common Stock will be exercisable immediately upon issuance and have a term of eighteen months from the date of issuance.

The Series A Inducement Warrants, Series B Inducement Warrants and the underlying Inducement Warrant Shares were offered in a private placement in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and similar exemptions under applicable state laws and have not been registered under the Securities Act or applicable state securities laws. Accordingly, the Series A Inducement Warrants, Series B Inducement Warrants and Inducement Warrant Shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to file a resale registration statement on Form S-3 or other appropriate form, including on Form S-1, if the Company is not then S-3 eligible (the “Resale Registration Statement”) with the SEC within 30 calendar days from the execution time of the Inducement Letters to register the resale of the Inducement Warrant Shares underlying the Inducement Warrants, and to use commercially reasonable efforts to cause the Resale Registration Statement to become effective within 60 calendar days from the execution time of the Inducement Letters (or within 90 calendar days from the execution time of the Inducement Letters in case of “full review” of the Resale Registration Statement by the SEC).

The transactions described above closed on February 26, 2025. The aggregate gross proceeds from the exercise of the Existing Warrants were approximately $0.7 million, before deducting placement agent fees and offering expenses. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The form of Inducement Letter and forms of Series A Inducement Warrant and Series B Inducement Warrant are attached as Exhibits 10.1, 4.1 and 4.2, respectively. The descriptions of the terms of the Inducement Letter and the Inducement Warrants are not intended to be complete and are qualified in their entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

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Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the warrant inducement transactions are hereby incorporated by reference into this Item 3.02. The Inducement Warrants are being sold and, upon exercise the Inducement Warrant Shares, will be issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws. The Holders made relevant representations in their respective Inducement Letters. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series A Inducement Warrant.

4.2	Form of Series B Inducement Warrant.

10.1	Form of Inducement Letter.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT BIOPHARMA, INC.

Date: February 26, 2025	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer

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